EXHIBIT 4.3
AMENDED CODE OF REGULATIONS
OF
BIG LOTS, INC.

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3.04.	Duties of the Chief Executive Officer	14
3.05.	Duties of the President	14
3.06.	Duties of the Vice Presidents	15
3.07.	Duties of the Secretary	15
3.08.	Duties of the Treasurer	15

ARTICLE FOUR SHARES
4.01.	Certificates	15
4.02.	Transfers	16
4.03.	Transfer Agents and Registrars	16
4.04.	Lost, Wrongfully Taken or Destroyed Certificates	16

ARTICLE FIVE INDEMNIFICATION AND INSURANCE
5.01.	Indemnification	17
5.02.	Court-Approved Indemnification	17
5.03.	Indemnification for Expenses	18
5.04.	Determination Required	18
5.05.	Advances for Expenses	18
5.06.	Article Five Not Exclusive	19
5.07.	Insurance	19
5.08.	Certain Definitions	19
5.09.	Venue	20

ARTICLE SIX MISCELLANEOUS
6.01.	Amendments	20
6.02.	Action by Shareholders or Directors Without a Meeting	20

ii

AMENDED CODE OF REGULATIONS
OF
BIG LOTS, INC.

ARTICLE ONE
MEETINGS OF SHAREHOLDERS

Section 1.01. Annual Meetings. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on such date, at such time and at such place as may be fixed from time to time by the directors.

Section 1.02. Calling of Meetings. Meetings of the shareholders may be called only by the chairman of the board, the chief executive officer, the president, or, in case of the president’s absence, death, or disability, the vice president or other officer authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least twenty-five percent (25%) of all shares outstanding and entitled to vote thereat.

Section 1.03. Place of Meetings. Meetings of shareholders may be held either within or outside the State of Ohio. Meetings of shareholders may be held in any manner or place determined by the board of directors and permitted by Ohio law.

Section 1.04. Notice of Meetings. (A) Written notice stating the time, place, if any, and purposes of a meeting of the shareholders, and any other matters related to the conduct of the meeting required by Ohio law to be specified, shall be given by personal delivery, by mail or by any other means of delivery or communication permitted by Ohio law. Any such notice shall be given not less than seven nor more than sixty days before the date of the meeting, (1) to every shareholder of record entitled to notice of the meeting, (2) by or at the direction of the chairman of the board, the chief executive officer, the president or the secretary. If mailed or sent by a delivery service permitted by Ohio law, the notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the corporation. If transmitted by another means of communication in the manner permitted by Ohio law, the notice shall be transmitted to the address furnished by the shareholder for such transmissions. Notice of adjournment of a meeting need not be given if the time and place, if any, to which it is adjourned and any other matters related to the conduct of the adjourned meeting required by Ohio law to be specified, shall be fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by Ohio law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

(B)     Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled to notice, notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of the request, as the officer may fix. If the notice is not given within fifteen days after the receipt of the request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice on the time of meeting in accordance with the provisions of the Regulations.

Section 1.05. Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

Section 1.06. Quorum. At any meeting of shareholders, the holders of a majority of the voting shares of the corporation then outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for such meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the chief executive officer, the president, or the officer of the corporation acting as chairman of the meeting, may adjourn such meeting from time to time, and if a quorum is present at such adjourned meeting any business may be transacted as if the meeting had been held as originally called.

Section 1.07. Votes Required. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Any other matter submitted to the shareholders for their vote shall be decided by the vote of such proportion of the shares, or of any class of shares, or of each class, as is required by law, the Articles or the Regulations.

Section 1.08. Order of Business. The order of business at any meeting of shareholders shall be determined by the officer of the corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting.

Section 1.09. Shareholders Entitled to Vote. Each shareholder of record on the books of the corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to one vote for each share of the corporation standing in his name on the books of the corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders.

Section 1.10. Proxies. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

Section 1.11. Inspectors of Election. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the officer of the corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

Section 1.12. Chairman of Meeting. At each meeting of shareholders, the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, any vice president or other officer authorized by the directors to act as chairman, or, in the absence of the chairman, the chief executive officer, the president or a duly authorized vice president or other officer, a chairman chosen by a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting, shall act as chairman of the meeting.

ARTICLE TWO

DIRECTORS

Section 2.01. Authority and Qualifications. Except where the law, the Articles or the Regulations otherwise provide, all authority of the corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the corporation.

Section 2.02. Number of Directors.

(A)     Until changed by the amendment of the Regulations, by the adoption of new regulations or by action of the directors pursuant to subsection (C) hereof, the number of directors of the corporation shall be nine.

(B)     At each annual meeting of shareholders, directors shall be elected to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

(C)     The directors may change the number of directors and may fill any vacancy that is created by an increase in the number of directors; PROVIDED, HOWEVER, that the directors may not reduce the number of directors to less than nine or increase the number of directors to more than eleven.

Section 2.03. Election. At each annual meeting of shareholders for the election of directors, the successors to the directors shall be elected, but if the annual meeting is not held or if one or more of such directors are not elected thereat, they may be elected at a special meeting called for that purpose. The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

Section 2.04. Removal. A director or directors may be removed from office, with or without assigning any cause, only by the vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation to elect directors in place of those to be removed. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

Section 2.05. Vacancies. The remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the board for the unexpired term. A vacancy in the board exists within the meaning of this Section 2.05 in the event that the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

Section 2.06. Meetings. A meeting of the directors shall be held immediately following the adjournment of each annual meeting of shareholders at which directors are elected, and notice of such meeting need not be given. The directors shall hold such other meetings as may from time to time be called, and such other meetings of directors may be called only by the chairman of the board, the chief executive officer, the president or any two directors. All meetings of directors shall be held at the principal office of the corporation in Columbus or at such other place within or without the State of Ohio or in such other manner as permitted by Ohio law, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting. At each meeting of the directors, the chairman of the board, or in the absence of the chairman of the board, the chief executive officer, or in the absence of the chief executive officer, the president shall act as chairman of the meeting.

Section 2.07. Notice of Meetings. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

(A)    In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the corporation; or

(B)    By telegraph, cable, radio, wireless, facsimile or a similar writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the corporation, not later than the day before the date on which such meeting is to be held; or

(C)    Personally or by telephone not later than the day before the date on which such meeting is to be held.

Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the chief executive officer, the president or the secretary of the corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

Section 2.08. Waiver of Notice. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

Section 2.09. Quorum. A majority of the whole authorized number of directors shall be necessary to constitute a quorum for a meeting of directors, except that a majority of the directors in office shall constitute a quorum for filling a vacancy in the board. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations.

Section 2.10. Executive and Other Committees. The directors may create an executive committee or any other committee of directors, to consist of one or more directors (subject to any other requirements as to the number of directors serving on a committee that may be imposed by law or the rules and regulations of the Securities and Exchange Commission or any other regulatory authority), and may authorize the delegation to such executive committee or other committees, of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors. The directors may appoint one or more directors as alternate members of any such executive committee or any other committee of directors who may take the place of any absent member or members at any meeting of a particular committee.

Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chairman of the board, the chief executive officer or the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

Section 2.11. Compensation. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors may determine.

Section 2.12. By-Laws. The directors may adopt, and amend from time to time, By‑Laws for their own government, which By-Laws shall not be inconsistent with Ohio law, the Articles or the Regulations.

Section 2.13. Proxy Access.

(A)    Information Included in Proxy Materials. Subject to the provisions of this Section 2.13, whenever the board of directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, the corporation shall include in its proxy statement for such meeting, in addition to any persons nominated for election by the board of directors or any committee thereof, the name of, together with the Required Information (as defined below) for, any person nominated for election (a “Shareholder Nominee”) to the board of directors by a shareholder or group of shareholders that (i) satisfies the requirements of this Section 2.13 (an “Eligible Shareholder”) and (ii) expressly requests in the notice required by this Section 2.13 (the “Notice of Proxy Access Nomination”) to have the Shareholder Nominee included in the corporation’s proxy materials pursuant to this Section 2.13. The corporation shall also include the name of any such Shareholder Nominee on the form of proxy for such annual meeting, subject to the provisions of this Section 2.13. For purposes of this Section 2.13, the “Required Information” that the corporation shall include in its proxy statement is the information provided by the Eligible Shareholder to the secretary of the corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.13, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation. Notwithstanding anything to the contrary in this Section 2.13, the corporation shall not be required pursuant to this Section 2.13 to include any information regarding a Shareholder Nominee in its proxy materials for any meeting of shareholders for which any person is engaging in a solicitation within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at such meeting other than Shareholder Nominees or nominees of the board of directors.

(B)    Shareholder Nominee Notice Period. The corporation shall only be required to include information regarding a Shareholder Nominee in its proxy materials with respect to an annual meeting of shareholders if the Notice of Proxy Access Nomination relating to the Shareholder Nominee is delivered to, or mailed to and received by, the secretary of the corporation no earlier than 150 days and no later than 120 days (the “Final Proxy Access Nomination Date”) before the anniversary of the date that the corporation issued its proxy statement for the previous year’s annual meeting of shareholders; provided, however, that if the corporation did not hold an annual meeting during the previous year, or if the date of the annual meeting has changed by more than 30 calendar days from the previous year, or if the registrant is holding a special meeting or conducting an election of directors by written consent in lieu of an annual meeting, then the Eligible Shareholder must deliver the Notice of Proxy Access Nomination to the corporation a reasonable time before the corporation issues its proxy materials, as specified by the corporation in a Current Report on Form 8-K filed pursuant to Item 5.08.

(C)     Maximum Number of Shareholder Nominees. The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that the corporation shall be required to include in its proxy materials with respect to an annual meeting of shareholders shall not exceed 25% of the total number of members of the corporation’s board of directors as of the Final Proxy Access Nomination Date, or if such amount is not a whole number, the closest whole number below 25% (the “Nominee Limit”); provided, however, that if one or more vacancies occur on the corporation’s board of directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the board of directors reduces the size of the board in connection therewith, the Nominee Limit shall be calculated based on the reduced number of directors. Any individual nominated by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.13 who is either subsequently withdrawn or nominated by the board of directors as a board of directors nominee for election as a director shall be counted as a Shareholder Nominee for purposes of calculating the Nominee Limit. Any Eligible Shareholder that submits more than one Shareholder Nominee for inclusion in the corporation’s proxy materials shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders exceeds the Nominee Limit. If the number of Shareholder Nominees submitted by Eligible Shareholders exceeds the Nominee Limit, the highest ranked Shareholder Nominee who meets the requirements of this Section 2.13 of each Eligible Shareholder will be included in the corporation’s proxy materials proceeding in order of the amount (largest to smallest) of common shares of the corporation each Eligible Shareholder owns for purposes of this Section 2.13 until the Nominee Limit is reached. If the Nominee Limit is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.13 from each Eligible Shareholder has been selected for inclusion in the corporation’s proxy materials, this process shall be repeated until the Nominee Limit is reached.

(D)    Removal of Shareholder Nominees from Proxy Materials. If a Shareholder Nominee dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director prior to the annual meeting, the corporation may, to the extent feasible, remove the name of the Shareholder Nominee and the Statement from its proxy statement, remove the name of the Shareholder Nominee from its form of proxy and/or otherwise communicate to its shareholders that the Shareholder Nominee will not be eligible for nomination at the annual meeting.

(E)     Determination of Ownership of Common Shares. For purposes of this Section 2.13, an Eligible Shareholder shall be deemed to “own” only those outstanding common shares of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (C) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding common shares of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares; provided, however, that a shareholder shall not be deemed to relinquish voting rights pertaining to shares as to which such shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by such shareholder. For purposes of this Section 2.13, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding common shares of the corporation are “owned” for these purposes shall be determined by the board of directors or any committee thereof. For purposes of this Section 2.13, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(F)    Common Share Ownership Requirements. To make a nomination pursuant to this Section 2.13, an Eligible Shareholder (i) must own (as defined in Section 2.13(E)) at least three percent (the “Required Ownership Percentage”) of the outstanding common shares of the corporation (the “Required Shares”), continuously for at least three years (the “Minimum Holding Period”) as of both the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation and the record date for determining the shareholders entitled to vote at the annual meeting and (ii) must continue to own the Required Shares through the date of the annual meeting.

(G)    Information Required in Notice of Proxy Access Nomination. An Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) must provide the following information in writing to the secretary of the corporation within the time period specified in Section 2.13(B) for delivering the Notice of Proxy Access Nomination:

(i)     one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed to and received by, the secretary of the corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares;

(ii)     the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from such record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(iii)     a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act;

(iv)     (a) the name, age, principal occupation or employment and business address and residence address of each Shareholder Nominee submitted by the Eligible Shareholder, (b) the class and number of shares of capital stock of the corporation owned by each such Shareholder Nominee, including shares beneficially owned and shares held of record, and (c) any other information relating to each such Shareholder Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(v)     a written representation and agreement executed by each Shareholder Nominee submitted by the Eligible Shareholder acknowledging that the Shareholder Nominee (a) understands his or her duties as a director under the Ohio General Corporation Law and agrees to act in accordance with those duties while serving as a director, (b) is not and shall not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the corporation, will act or vote as a director on any issue or question, (c) is not and shall not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Shareholder Nominee’s candidacy for director of the corporation or service or action as a director of the corporation, (d) if elected as a director of the corporation, shall comply with all applicable laws and stock exchange listing standards and the corporation’s policies and guidelines applicable to directors and (e) shall provide facts, statements and other information in all communications with the corporation and its shareholders that are or shall be true and correct in all material respects and do not and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)     the written consent of each Shareholder Nominee to (a) be named in the proxy materials as a nominee, (b) serve as a director if elected and (c) the public disclosure of the information provided pursuant to Section 2.13(G)(iv);

(vii)    with respect to the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) providing the Notice of Proxy Access Nomination:

(a)     the name and address of the Eligible Shareholder;

(b)     the class and number of shares of capital stock of the corporation owned (as defined in Section 2.13(E)) by the Eligible Shareholder or its affiliates as of the date of the Notice of Proxy Access Nomination, and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of the class and number of shares of capital stock of the corporation owned by the Eligible Shareholder as of the record date for the annual meeting;

(c)     the name of each nominee holder of shares of capital stock of the corporation owned beneficially but not of record by the Eligible Shareholder or its affiliates and the number of such shares of capital stock of the corporation held by such nominee holder, and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of the class and number of shares of capital stock of the corporation owned beneficially but not of record by the Eligible Shareholder and the number of such shares of capital stock of the corporation held by such nominee holder as of the record date for the annual meeting;

(d)     a representation that the Eligible Shareholder intends to be present in person or by proxy at the annual meeting to present its nomination of the Shareholder Nominee;

(e)     a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination between such Eligible Shareholder and any other person, including, without limitation, any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the Eligible Shareholder), and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of any such agreement, arrangement or understanding in effect as of the record date for the annual meeting;

(f)     a description of any derivative instrument, swap, option, warrant, short interest, hedge or profit interest that has been entered into by or on behalf of such Eligible Shareholder with respect to any shares of capital stock of the corporation (including the notional number of shares that are the subject thereof)

and a description of any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of capital stock) that has been made by or on behalf of such Eligible Shareholder, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of stock price changes for, such Eligible Shareholder or to increase or decrease the voting power or pecuniary or economic interest of such Eligible Shareholder with respect to capital stock of the corporation (including the notional number of shares that are the subject of such transaction, agreement, arrangement or understanding), and the Eligible Shareholder’s agreement that it shall notify the corporation in writing within five business days after the record date for the annual meeting of any such transaction, agreement, arrangement or understanding in effect as of the record date for the annual meeting;

(g)     any other information relating to the Eligible Shareholder that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(h)     the written consent of such Eligible Shareholder to the public disclosure of the information provided pursuant to this Section 2.13(G)(vii).

(viii)     a written representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (b) presently intends to maintain qualifying ownership of the Required Shares through the date of the annual meeting, (c) has not nominated and shall not nominate for election to the board of directors any person other than the Shareholder Nominee(s) being nominated by such Eligible Shareholder pursuant to this Section 2.13, (d) has not engaged and shall not engage in, and has not and shall not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board of directors, (e) shall not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the corporation, (f) agrees to comply with all applicable laws and regulations applicable to any solicitation in connection with the annual meeting, and (g) shall provide facts, statements and other information in all communications with the corporation and its shareholders that are or shall be true and correct in all material respects and do not and shall not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(ix)     an undertaking that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation and (B) indemnify and hold harmless the corporation, and each of its directors, officers and employees individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.13.

(H)    Additional Required Information. At the request of the corporation, each Shareholder Nominee must submit to the secretary of the corporation all completed and signed questionnaires required of directors and officers of the corporation. The corporation may request such additional information as necessary to permit the board of directors to determine if each Shareholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common shares are listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors.

(I)     Irrevocable Resignation. Each Shareholder Nominee must provide to the secretary of the corporation, within the time period specified in Section 2.13(B) for delivering the Notice of Proxy Access Nomination, an irrevocable resignation from the board of directors that shall become effective upon a determination by the board of directors or any committee thereof that (i) the information provided to the corporation by the Shareholder Nominee individual pursuant to Section 2.13(G)(v) was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) the Shareholder Nominee, or the Eligible Shareholder that nominated the Shareholder Nominee, breached any obligations owed to the corporation under these Regulations.

(J)     Notification and Correction of Defects in Information Provided. In the event that any information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect.

(K)     Exclusion of Shareholder Nominees. The corporation shall not be required to include, pursuant to this Section 2.13, a Shareholder Nominee in its proxy materials for any meeting of shareholders:

(i)     if the Eligible Shareholder (or any member of any group of shareholders that together is such Eligible Shareholder) who has nominated such Shareholder Nominee has engaged or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the board of directors;

(ii)    if the Shareholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such Shareholder Nominee’s candidacy for director of the corporation or service or action as a director of the corporation;

(iii)     who is not independent under the listing standards of the principal U.S. exchange upon which the common shares of the corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors;

(iv)     whose election as a member of the board of directors would cause the corporation to be in violation of these Regulations, the corporation’s articles of incorporation, as amended, the rules and listing standards of the principal U.S. exchange upon which the common shares of the corporation are listed, or any applicable state or federal law, rule or regulation;

(v)     who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(vi)     who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

(vii)     if such Shareholder Nominee or the applicable Eligible Shareholder (or any member of any group of shareholders that together is such Eligible Shareholder) provides information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the board of directors or any committee thereof; or

(viii)     the Eligible Shareholder (or any member of any group of shareholders that together is such Eligible Shareholder) or applicable Shareholder Nominee fails to comply with its obligations pursuant to this Section 2.13.

(L)     Invalid and Disregarded Nominations. Notwithstanding anything to the contrary set forth herein, the board of directors or the chairman of the annual meeting of shareholders shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder (or any member of any group of shareholders that together is such Eligible Shareholder) breaches its or their obligations under this Section 2.13, as determined by the board of directors or the chairman of the annual meeting, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section 2.13.

(M)     Ineligible Shareholder Nominees. Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of such Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this Section 2.13 for the following two annual meetings.

ARTICLE THREE

OFFICERS

Section 3.01. Officers. The officers of the corporation to be elected by the directors shall be a chairman of the board, a chief executive officer, a president, a secretary, a treasurer and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. The chairman of the board must be a director. Officers need not be shareholders of the corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

Section 3.02. Tenure of Office. The officers of the corporation shall hold office at the pleasure of the directors. Any officer of the corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office. Such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

Section 3.03. Duties of the Chairman of the Board. The chairman of the board, if there shall be such an officer, shall preside at all meetings of the directors and of the shareholders. He shall perform such other duties and exercise such other powers as the directors shall from time to time assign to him.

Section 3.04. Duties of the Chief Executive Officer. The chief executive officer of the corporation shall have, subject to the control of the directors and the chairman of the board, general supervision and management over the business of the corporation and over its officers and employees. The chief executive officer shall perform such other duties and exercise such other powers as the directors may from time to time assign to him. In the absence of the chairman of the board, the chief executive officer shall preside at all meetings of the directors and of the shareholders.

Section 3.05. Duties of the President. The president of the corporation shall have, subject to the control of the directors, the chairman of the board and the chief executive officer, general and active supervision and management over the business of the corporation and over its officers and employees. The president shall perform such other duties and exercise such other powers as the directors may from time to time assign to him. In the absence of the chairman of the board and the chief executive officer, the president shall preside at all meetings of the directors and of the shareholders.

Section 3.06. Duties of the Vice Presidents. Each vice president shall perform such duties and exercise such powers as may be assigned to him from time to time by the directors, the chairman of the board, the chief executive officer or the president.

Section 3.07. Duties of the Secretary. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors, the chairman of the board, the chief executive officer or the president; and to deliver all books, paper and property of the corporation in his possession to his successor, or to the chairman of the board, the chief executive officer or the president.

Section 3.08. Duties of the Treasurer. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the corporation, and shall do with or disburse the same as directed by the directors, the chairman of the board, the chief executive officer or the president; shall keep an accurate account of the finances and business of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall perform such other duties as from time to time may be assigned to him by the directors, the chairman of the board, the chief executive officer or the president; and shall, upon the expiration of his term of office, deliver all money and other property of the corporation in his possession or custody to his successor or to the chairman of the board, the chief executive officer or the president.

ARTICLE FOUR

SHARES

Section 4.01. Certificates. Certificates evidencing ownership of shares of the corporation shall be issued to those entitled to them. Each certificate evidencing shares of the corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president, or a vice president, and of the secretary, an assistant secretary, the treasurer, or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

Section 4.02. Transfers. Where a certificate evidencing a share or shares of the corporation is presented to the corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

(1)    An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

(2)    Reasonable assurance is given that the indorsement of each appropriate person is genuine and effective; the corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an “eligible guarantor institution” as defined in Rule l7Ad-15 under the Securities Exchange Act or any successor rule or regulation; and

(3)    All applicable laws relating to the collection of transfer or other taxes have been complied with; and

(4)    The corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

Section 4.03. Transfer Agents and Registrars. The directors may appoint one or more agents to transfer or to register shares of the corporation, or both.

Section 4.04. Lost, Wrongfully Taken or Destroyed Certificates. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the corporation to issue a new certificate in place of the original certificate if the owner:

(1)    So requests before the corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

(2)    Files with the corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the corporation may incur by reason of the issuance of each such new certificate; and

(3)    Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

ARTICLE FIVE

INDEMNIFICATION AND INSURANCE

Section 5.01. Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the corporation or by reckless disregard for the best interests of the corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section 5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

(A)    the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the corporation or by his reckless disregard for the best interests of the corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

(B)    the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him in connection therewith.

Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

Section 5.05. Advances for Expenses. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the corporation. Expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the corporation or his reckless disregard for the best interests of the corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

Section 5.06. Article Five Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.07. Insurance. The corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as an example and not by way of limitation:

(A)    A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).

(B)    References to an “other enterprise” shall include employee benefit plans; references to a “fine” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation”

shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 5.09. Venue. Any action, suit or proceeding to determine a claim for, or for repayment to the corporation of, indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Franklin County, Ohio. The corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

ARTICLE SIX

MISCELLANEOUS

Section 6.01. Amendments. The Regulations may be amended, or new regulations may be adopted, at a meeting of shareholders held for such purpose, only by the affirmative vote of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation on such proposal, or without a meeting by the written consent of the holders of shares entitling them to exercise not less than two-thirds of the voting power of the corporation on such proposal. The Regulations were last amended on May 28, 2015.

Section 6.02. Action by Shareholders or Directors Without a Meeting. Except as set forth in Section 6.01 and notwithstanding anything contained in the Regulations to the contrary, any action which may be authorized or taken at a meeting of the shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the corporation.

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